EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Long-Term Incentive and Share Award Plan for Employees of ANADIGICS, Inc. and the Employee Stock Purchase Plan of ANADIGICS, Inc. of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



MetroPark, New Jersey
June 22, 2001